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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2004 (except for Note 15, as to which the date is April 15, 2004) in the Registration Statement on Form S-1 and related Prospectus of Nanosys, Inc. for the registration of shares of its common stock.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
April 21, 2004